STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into as of January 19, 2017, by and among Paul Staples, an individual ("Seller"), Everlasting Investments LLC, a Nevada Corporation (the "Purchaser") and HyGen Industries, Inc., a California corporation (the "Company").

RECITALS

A. The Seller, prior to the Closing as defined in Section 2 of this Agreement, is the record owner of two million seven hundred thousand (2,700,000) shares of the common stock of the Company. Seller is currently a director of the Company.

B. The Seller is willing to sell to the Purchaser, and the Purchaser is willing to purchase from the Seller, a total of 1,000,000 shares (the "Shares") of the Company's common stock provided that the Purchaser or its designees invest at least $2,000,000 into the Company's Reg. A Offering, which is a condition of the Closing under this Agreement.

C. The Seller is willing to sell to the Purchaser, and the Purchaser is willing to purchase from the Seller, a total of 1,000,000 shares (the "Shares") of the Company's common stock provided that the Purchaser or its designees invest at least $2,000,000 into the Company's Reg. A Offering, which is a condition of the Closing under this Agreement.

D. The Purchaser will pay $0.025 per share of the Company common stock purchased by the Purchaser from the Seller pursuant to the terms and condition of this Agreement.

E. The parties hereto wish to provide for the sale of the Shares by the Seller to the Purchaser pursuant to the terms and subject to the conditions of this Agreement.

Section 1. <u>SALE AND PURCHASE</u>

1.1 <u>Sale and Purchase of Shares</u>. Subject to the terms and conditions of this Agreement, upon the satisfaction of the conditions to closing set forth in Section 2 of this Agreement, the Seller agrees to sell, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase from the Seller, all of the Shares.

1.2 <u>Purchase Price</u>. As consideration for the sale by the Seller of the Shares to Purchaser on the Closing (as defined in Section 2 of this Agreement), the Purchaser will pay to the Seller cash in the amount of $0.025 per Share, payable on the Closing.

Section 2. <u>CLOSING</u>

The closing of the transaction contemplated by this Agreement (the "Closing") will occur within three (3) business days of the date that Purchaser or its designees invest at least $2,000,000 in cash in the Reg. A Offering, in accordance with this Agreement. The Seller will deliver to Purchaser the certificates

representing the Shares being sold by the Seller pursuant to this Agreement, with appropriate stock power(s) attached and endorsed in blank. The Purchaser will pay to the Seller, by wire transfer of funds or by check, the amount required to be paid to the Seller pursuant to Section 1.2 of this Agreement.

Section 3. REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser that it owns the Shares and has, and will transfer to Purchaser at the Closing, good and valid title to all of such Shares free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions other than the restrictions imposed by applicable federal and state securities laws, including without limitation Rule 144 and Section 4(2) of the 1933 Act. The Seller further represents and warrants that it has full power and authority to enter into this Agreement and to perform its obligations hereunder, and that the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary action on its part. The Seller further represents and warrants that, assuming that this Agreement is a valid and binding obligation of each of the other parties hereto, this Agreement is a valid and binding obligation of the Seller. The Seller is an affiliate of the Company.

Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

Purchaser represents and warrants to the Seller as follows:

4.1 Non-Distributive Intent. The Shares being purchased by Purchaser pursuant to this Agreement are being purchased for the Purchaser's own account and are not being acquired by Purchaser with a view to the public distribution of them, although all or a portion of them may be resold by the Purchaser to one or more third parties in isolated transactions.

4.2 Access of Information. The Purchaser has received a copy of, or has access to, all of the relevant business and financial information regarding the Company, including but not limited to the current Pre-Qualification Offering Statement on Form 1A of Regulation A+ (Tier 2) for the Reg A Offering on file with the SEC at www.sec.gov (collectively, the "Memorandum"), has reviewed it carefully, has had an opportunity to question representatives of the Company and obtain such additional information concerning the Company as the undersigned requested.

4.3 Sophistication and Knowledge. The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto.

4.4 Evaluation of Risks. The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Memorandum, and has determined that the investment is suitable for the undersigned. The undersigned has adequate financial resources for an investment of this character, and at this time Purchaser could bear a complete loss of the Purchaser's investment. The undersigned understands that any projections are mere estimates and may not reflect the actual results of the Company's operations.

4.5 Suitability. The Purchaser has, or all of the equity owners of the Purchase each have (i) a net worth (or joint net worth with spouse) of at least $1,000,000, not including the value of Purchaser's primary residence, or (ii) an annual gross income during the previous two years, and reasonably expects to have gross income in the current year, of at least $200,000 (or $300,000 collectively with spouse), or (iii) otherwise meets the criteria for being an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under Section 4(2) of the 1933 Act, or (iv) is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of either (i), (ii) or (iii) above.

4.6 No Federal Registration. The Purchaser understands that the Shares are not being registered under the 1933 Act on the ground that the issuance thereof was exempt under Section 4(2) of the 1933 Act and Regulation D promulgated thereunder as a transaction by an issuer not involving any public offering, and that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned's representations and warranties, and those of the other purchasers of Shares.

4.7 No State Registration. The Purchaser understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof was exempt as an offer and sale not involving a public offering in such state. The Purchaser understands that reliance on such exemptions is predicated in part on the truth and accuracy of the Purchaser's representations and warranties and those of other purchasers of Shares. The undersigned covenants not to sell, transfer or otherwise dispose of a Share unless such Share has been registered under the applicable state securities laws, or an exemption from registration is available.

4.8 Acknowledgment of No Liquidity. The Purchaser has no need for any liquidity in this investment and is able to bear the economic risk of this investment for an indefinite period of time. The Purchaser has been advised and is aware that: (a) there is presently no public market for the Shares and there is no assurance that any public market for the Shares will develop; (b) it may not be possible to liquidate the investment readily; and (c) the Purchaser must bear the economic risk of this investment in the Shares for an indefinite period of time because the Shares have not been registered under the 1933 Act or state law and, therefore, cannot be sold unless they are subsequently registered under the 1933 Act and applicable state law or an exemption from such registration is available.

4.9 Reliance - No Oral Representations. The Purchaser has relied solely upon independent investigations made by the Purchaser or the purchaser representative with respect to the Shares subscribed for herein, and no oral or written representations beyond the Memorandum have been made to the Purchaser.

4.10 Authority. If the Purchaser is a partnership, corporation or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares. This Agreement and all other documents executed in connection with this purchase of Shares are valid, binding and enforceable agreements of the Purchaser.

4.11 Indemnification. The Purchaser hereby agrees to indemnify and hold harmless the Seller and the Company and all of their affiliates, attorneys, accountants, employees, officers, directors, shareholders and agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the Purchaser's representations and warranties herein being untrue or

inaccurate, or because of a breach of this agreement by the Purchaser.

4.12 Acknowledgment of Investment Risks. The Purchaser hereby understands and acknowledges the risk factors relating to this investment, including but not limited to those described in the Information, and that the purchase of the Shares is highly speculative and subject to a high degree of risk.

Section 5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties of each party hereto will survive and will not be affected by the Closing.

Section 6. MISCELLANEOUS

6.1 Further Assurances. Following the Closing, the Seller will furnish to Purchaser and the Company such instruments and other documents as Purchaser may reasonably request for the purpose of carrying out or evidencing the transactions contemplated hereby.

6.2 Attorneys' Fees and Costs. The prevailing party of any legal proceeding arising out of or resulting from this Agreement will be entitled to recover its costs and fees, including, but not limited to, reasonable attorneys' fees and post judgment costs, from the other party.

6.3 Choice of Law and Venue. This Agreement is made and entered into in the State of California. It is the intention of the parties that this Agreement will be subject to and will be governed by and construed in accordance with the internal laws of the State of California without reference to its choice of law provisions. Any legal proceeding arising out of this Agreement will be brought only in a state of federal court of competent jurisdiction sitting in the County of Los Angeles, State of California, and all parties hereto agree that venue will lie therein and agree to submit themselves to the personal jurisdiction of such court.

6.4 Successors and Assigns. This Agreement will be binding upon the parties hereto and their respective heirs, successors and assigns, if any, and will inure to the benefit of the parties hereto and their respective heirs, successors and assigns, if any.

6.5 Severability. In the event that any provision of this Agreement, or the application of such provision to any person or set of circumstances, will be determined to be invalid, unlawful or unenforceable to any extent at any time after the Closing, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful or unenforceable, will not be affected and will continue to be enforceable to the fullest extent permitted by law.

6.6 Waiver. No failure or delay on the part of any party hereto in the exercise of any power, right or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.

6.7 Entire Agreement. This Agreement sets forth the entire understanding of the parties

hereto and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof.

6.8 Parties in Interest. None of the provisions of this Agreement or of any other document relating hereto is intended to provide any rights or remedies to any person (including, without limitation, any employees or creditors of the Company) other than the parties hereto and their respective heirs, successors and assigns, if any.

6.9 Variations of Pronouns. Whenever required by the context hereof, the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; and the neuter gender will include the masculine and feminine genders.

6.10 "Person." The term "person" as used herein will include any individual, corporation, general partnership, limited partnership, joint venture, association, trust, organization, business entity, government (or political subdivision thereof) or governmental agency.

6.11 Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PURCHASER: **EVERLASTING INVESTMENTS LLC**

By: Reaven, Inc., its Manager

Signature
By: David Michal, its Vice President

701 S. Carson Street, Suite 200
Street Address

Carson City Nevada 89701
City, State and Zip Code
Attn: Matt Taylor
Corporate Treasurer

COMPANY: **HYGEN INDUSTRIES, INC.**

By: Hy Gem Industries, Inc.
Richard Capua, President

SELLER: RICHARD CAPUA

Signature

2425 Oak Park Ave
Street Address

Berwyn Illinois 60402
City, State and Zip Code

State of ILLINOIS
County of COOK
This instrument was acknowledged before me on 26 (date) by JANUARY 2017 (name/s of person/s.)

(Signature of Notary Public)

(Seal)

"OFFICIAL SEAL"
ANGEL ROGERIO
Notary Public - State of Illinois
My Commission Expires December 22, 2019

By: Hy Gem Industries, Inc.
Richard Capua, President

SELLER: **PAUL STAPLES**

[signature]
Signature

P.O. Box 6911
Street Address

Eureka, CA 95502
City, State and Zip Code

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of CA)
) ss.
County of SHASTA)

On January 19, 2017 before me, JA WALKER Notary Public personally appeared DAVE MICHAL

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal.

SIGNATURE ______________________
JA WALKER

J. A. WALKER
COMM. #2142383
Notary Public - California
Shasta County
My Comm. Expires Feb. 11, 2020

ACKNOWLEDGMENT

> A notary public or other officer completing this certificate verifies only the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Humboldt

On Jan. 24 2017 before me, Kelsey Marissa Younker, Notary Public, personally appeared Paul Staples

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

KELSEY MARISSA YOUNKER
COMM. #2008598
NOTARY PUBLIC - CALIFORNIA
HUMBOLDT COUNTY
My Comm. Expires Feb. 24, 2017

Signature

(SEAL)

OPTIONAL INFORMATION

Date of Document Jan. 19 2017

Type or Title of Document Stock Purchase Agreement

Number of Pages in Document 7